SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

     Date of report (Date of earliest event reported): March 6, 2002

                           Nx Networks, Inc.
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       (Exact Name of Registrant as Specified in Its Charter)

                              Delaware
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           (State or Other Jurisdiction of Incorporation)


       000-20512                                         54-1345159
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(Commission File Number)                  (I.R.S. Employer Identification No.)


     13595 Dulles Technology Drive
            Herndon, Virginia                             22209
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(Address of Principal Executive Offices)                (Zip Code)


                                (703) 742-6000
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             (Registrant's Telephone Number, Including Area Code)




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ITEM 2. ACQUISITION OR DISP0SITION OF ASSETS.

     On March 6, 2002, the United States Bankruptcy Court for the Eastern District of Virginia entered an order approving an Asset Purchase Agreement (the "Agreement") between NX Networks, Inc.(the "Company") and nsgdata.com Inc. or its designee (the "Purchaser"). A copy of such Order is attached hereto as Exhibit 99.1, and a copy of such asset purchase agreement is attached hereto as Exhibit 99.2.

     The purchase price pursuant to the Agreement is as follows:

     a. $677,000 cash at closing;

     b. a promissory note in the amount of $300,000 payable within 30 days of closing, a promissory note in the amount of $150,000 payable within 60 days of closing and a promissory note in the amount of $150,000 payable within 90 days of closing, all secured by the accounts receivable, intellectual property and the DEC/Cabletron Lawsuit (as defined in the Agreement);

     c.  60% of the accounts receivable as collected;

     d.  70% of the proceeds of the DEC/Cabletron Lawsuit; and

     e. the agreement of Purchaser to pay all post-petition accounts payable of the Company.

     The closing of the transactions contemplated by the Agreement was consummated on March 8, 2002.


Item 7. EXHIBITS

     99.1 Order of the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division, dated March 6, 2002.

     99.2 Asset Purchase Agreement, dated as of February 11, 2002, between Nx Networks, Inc. and nsgdata.com Inc.



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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Nx Networks,Inc.


Date: March 13, 2002             By:  /s/ Richard Yalen
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                                         Richard Yalen
                                         Chief Executive Officer




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